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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 1997 (except for Note 17 as to which the date is March 10, 1997) included in Newmont Mining Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 and in Newmont Mining's Current Report on Form 8-K dated March 19, 1997 and to all references to our firm included in this registration statement.

                                                 /s/ Arthur Andersen LLP

Denver, Colorado

April 3, 1997